Exhibit 99.16

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2026, relating to the financial statements and financial highlights of Global Atlantic American Funds® Managed Risk Portfolio, Global Atlantic Balanced Managed Risk Portfolio, Global Atlantic BlackRock Selects Managed Risk Portfolio, Global Atlantic Franklin Tactical Allocation Managed Risk Portfolio, Global Atlantic Moderate Managed Risk Portfolio, Global Atlantic Select Advisor Managed Risk Portfolio, and Global Atlantic Wellington Research Managed Risk Portfolio, each a series of Forethought Variable Insurance Trust, which are included in Form N-CSR for the year ended December 31, 2025, and to the references to our firm under the headings “General Information”, “Financial Highlights”, “Independent Registered Public Accounting Firm”, and in Appendix A (Form of Agreement and Plan of Reorganization), Section 4 (Representations and Warranties), Sections 4.1.(i), and 4.2.(g) of the Combined Information Statement/Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

July 9, 2026

Classification: Limited